UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

GLOBAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-28025

(Commission File Number)

86-0951473

(I.R.S. Employer Identification Number)

415 Madison Avenue, 15th Floor, New York, NY 10017

(Address of principal executive offices, including zip code)

646.673.8435

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007 Yehuda Eliraz resigned from our board of directors. There were no disagreements with the company’s policies or practices in connection with the resignation. Following the resignation of Mr. Eliraz, the board of directors now consists of Asi Shalgi and Yair Aloni.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Asi Shalgi

Asi Shalgi

President and CEO

November 21, 2007